Exhibit 5.1


                    SCHELL BRAY AYCOCK ABEL & LIVINGSTON PLLC
                          SUITE 1500 RENAISSANCE PLAZA
                              230 NORTH ELM STREET
                        GREENSBORO, NORTH CAROLINA 27401




                                                    June 13, 2007




         FNB United Corp.
         150 South Fayetteville Street
         Asheboro, North Carolina 27203

          Re: 725,000 shares of Common Stock, par value $2.50 per share, of FNB United Corp. offered in connection with the FNB United Corp. 2003 Stock Incentive Plan Ladies and Gentlemen:

                  We have acted as counsel for FNB United Corp., a North Carolina corporation (the "Corporation"), in connection with the filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 725,000 additional shares of the Corporation's common stock, par value $2.50 per share (the "Shares"), to be issued to participants in the Corporation's 2003 Stock Incentive Plan (the "Plan").

                  We have examined such documents, records and matters of law as we have deemed necessary for purposes of rendering this opinion. For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of such documents.

                  We are qualified to practice law in the State of North Carolina. We do not purport to express any opinion herein concerning any law other than the laws of the State of North Carolina and the federal securities laws of the United States.

                  Based upon the foregoing, we are of the opinion that the Shares that may be issued and sold by the Corporation pursuant to the Plan are duly authorized and will be, when issued and sold in accordance with such Plan, validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                /s/  Schell Bray Aycock Abel & Livingston PLLC